Exhibit 10.1

EXECUTION VERSION

EXCHANGE AGREEMENT

This Exchange Agreement (this “Agreement”), is entered into as of July 12, 2020, by and among Daylight Beta Parent Corp., a Delaware corporation (“Parent”), Health Plan Intermediaries, LLC (“HPI”), Health Plan Intermediaries Sub, LLC (“HPI Sub” and, together with HPI, the “Series B Members” and each individually, a “Series B Member”), Benefytt Technologies, Inc. (the “Company”), and Health Plan Intermediaries Holdings, LLC (“Holdings”). The parties to this Agreement are referred to herein as the “Parties” or, each individually, as a “Party.” Any capitalized terms used but not defined herein shall have the meanings set forth in the Agreement and Plan of Merger (the “Merger Agreement”), dated as of the date hereof, by and among Parent, the Company, and Daylight Beta Corp., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”), as the Merger Agreement is in effect on the date hereof.

RECITALS

WHEREAS, as of the date hereof, the Series B Members hold such number of the Series B Membership Interests of Holdings (the “Series B Units”) as are set forth next to such Series B Member’s name on Exhibit A attached hereto and which collectively represent all outstanding Series B Units;

WHEREAS, the Company, Holdings and the Series B Members are parties to (a) that certain Third Amended and Restated Limited Liability Company Agreement of Holdings, dated as of February 13, 2013 (as it may be amended from time to time, the “Holdings LLC Agreement”), and (b) that certain Exchange Agreement, dated as of February 13, 2013 (as it may be amended from time to time, the “Exchange Agreement”), pursuant to which, among other things, the parties provided for the Series B Members to exchange, upon request, up to one hundred percent (100%) of the Series B Units owned by such Series B Member, together with a corresponding number of shares of Class B Common Stock, par value $0.001 per share, of the Company (the “Class B Shares”), for a number of shares of Class A Common Stock, par value $0.001 per share, of the Company (“Class A Shares”) based on the Exchange Rate (as defined in the Exchange Agreement) then in effect (an “Exchange”);

WHEREAS, the Exchange Agreement and the Company Certificate of Incorporation provide that, simultaneous with an Exchange, the Class B Shares delivered to the Company shall be automatically and immediately cancelled on the books and records of the Company and shall no longer be deemed to be issued and outstanding capital stock of the Company;

WHEREAS, the Company and the Series B Members are party to that certain Registration Rights Agreement, dated as of February 13, 2013 (as it may be amended from time to time, the “Registration Rights Agreement”), pursuant to which such parties are entitled to certain rights with respect to the registration of Class A Shares issuable in an Exchange;

WHEREAS, simultaneous with the execution and delivery of this Agreement, the Company, Parent and Merger Sub are entering into the Merger Agreement, pursuant to which, on the terms and subject to the conditions set forth therein, Merger Sub will be merged with and into the Company (the “Merger”), with the Company surviving that Merger as a subsidiary of Parent;

WHEREAS, simultaneous with the execution and delivery of this Agreement and the Merger Agreement, Parent and the Series B Members are entering into a tender and support agreement (the “Support Agreement”), pursuant to which, among other things, each Series B Member agrees to tender all of the Class A Shares owned or controlled by such Series B Member pursuant to the Offer promptly following the consummation of the Specified Exchange; and

WHEREAS, at 10:00 a.m. Eastern Time on the Expiration Date (the “Exchange Effective Time”), the Parties desire and intend for the Series B Members to exchange all of the Series B Units then owned by them (and to simultaneously surrender for cancellation all of the Class B Shares then owned by them pursuant to the Company Certificate of Incorporation) for a number of Class A Shares equal to the number of Series B Units then owned by them (subject to adjustment in the event of any change in the Exchange Rate) in accordance with this Agreement and, to the extent not inconsistent herewith, the Exchange Agreement; and

WHEREAS, at the effective time of the Merger (the “Merger Effective Time”), but conditioned upon the occurrence thereof, the Parties desire and intend for the Registration Rights Agreement to be terminated by the parties thereto, in each case, as set forth herein.

NOW, THEREFORE, in consideration of the foregoing and of the representations, warranties, covenants and agreements contained in this Agreement, the Parties, intending to be legally bound, agree as follows:

1.           Exchange.

(a)         At the Exchange Effective Time, notwithstanding anything to the contrary in the Exchange Agreement, automatically and without any requirement for any further action on the part of any of the Parties, (i) all of the Series B Units owned by each of the Series B Members shall be exchanged for the number of Class A Shares set forth next to such Series B Member’s name on Exhibit A (or, in the event of any change in the then-applicable Exchange Rate, such number of Class A Shares determined based on such Exchange Rate) and (ii) concurrently therewith all of the Class B Shares then owned by such Series B Member shall be transferred to the Company for no consideration (each such exchange being collectively referred to herein as the “Specified Exchange”). Simultaneous with the consummation of such exchange, (x) all of the Series B Members’ Class B Shares will immediately be cancelled by the Company pursuant to Section 4.03(d)(vi) of the Company Certificate of Incorporation, and (y) to the extent applicable, the Series B Member will make the closing deliveries contemplated by Section 2.01(d) of the Exchange Agreement.

(b)         At the Exchange Effective Time and simultaneous with the consummation of the Specified Exchange, the Company shall (i) issue to each of the Series B Members the number of Class A Shares set forth next to such Series B Member’s name on Exhibit A (as adjusted in the event of any change in the then-applicable Exchange Rate), and (ii) authorize and instruct the Company’s transfer agent to record the issuance of the Class A Shares, in uncertificated, book-entry form, on the stock transfer books of the Company as of the Exchange Effective Time. The Company covenants that all Class A Shares issued to the Series B Members in the Specified Exchange will, upon issuance, be validly issued, fully paid and non-assessable.

(c)         The Series B Members, Holdings and the Company hereby agree that this Agreement shall constitute an Exchange Request pursuant to the Exchange Agreement and that the closing of the Specified Exchange shall occur at the Exchange Effective Time and otherwise in accordance with this Agreement. The Series B Members hereby (i) irrevocably waive the right to revoke the Exchange Request and to delay the closing of the Specified Exchange for any reason and (ii) agree that this Agreement shall satisfy all obligations of the Company under the Exchange Agreement in connection with a Business Combination Transaction (as defined therein), and that Section 2.01(b)(ii) of the Exchange Agreement shall not apply with respect to the transactions contemplated by the Merger Agreement (including, for the avoidance of doubt, any notice regarding the occurrence of the Exchange Effective Time and the closing of the other transactions contemplated by the Merger Agreement). For the avoidance of doubt, if this Agreement is validly terminated, the Exchange Request deemed to have been delivered hereunder shall be null and void ab initio, and neither the Series B Members nor the Company will be required to consummate any Exchange pursuant hereto.

(d)        Without limiting Section 1(c) hereof and notwithstanding anything to the contrary in the Exchange Agreement or the Registration Rights Agreement, (i) the Series B Members, the Company and Holdings each hereby irrevocably waive any notice periods required or permitted by the Exchange Agreement in connection with the Specified Exchange and any obligation on the part of the Company or Holdings to deliver any other notices or elections thereunder, and (ii) the Series B Members each acknowledge and agree that the Class A Shares issued in the Specified Exchange shall not be registered under the Securities Act, nor shall the Company or Holdings have any obligation to obtain any registration from or approval of any other Governmental Entity with respect thereto, and the Company shall have no obligation of any kind to list, or to seek to list, the Class A Shares issuable in the Specified Exchange on any national securities exchange.

(e)         Notwithstanding anything to the contrary in the Exchange Agreement or the Holdings LLC Agreement, other than pursuant to the Specified Exchange in accordance with this Agreement and as required pursuant to the Support Agreement, from the date of this Agreement until the earlier of (i) the termination of this Agreement in accordance with Section 7(a) and (ii) the Offer Acceptance Time, no Series B Member shall, directly or indirectly, by operation of law or otherwise, sell, assign, transfer, convey, deliver, grant a participation in, pledge, hypothecate, encumber or otherwise dispose of any Series B Membership Interest.

2.           Termination of Registration Rights Agreement. Effective immediately prior to the Merger Effective Time (but subject to the consummation of the Merger), without the requirement for any further action by any of the Parties, the Registration Rights Agreement is hereby irrevocably terminated and shall be of no further force or effect, and any and all liabilities of the Series B Members, the Company, the Surviving Corporation, Parent and their respective Subsidiaries relating thereto shall be irrevocably and in their entirety cancelled, extinguished and waived.

3.           Releases.

(a)         IN CONSIDERATION OF THE MUTUAL AGREEMENTS CONTAINED HEREIN, EFFECTIVE AS OF THE MERGER EFFECTIVE TIME, EACH OF THE SERIES B MEMBERS, ON BEHALF OF ITSELF AND ITS AFFILIATES (EXCLUDING FOR THIS PURPOSE THE COMPANY AND ITS SUBSIDIARIES) AND SUBSIDIARIES AND ITS AND THEIR RESPECTIVE RELEASING REPRESENTATIVES (AS DEFINED BELOW), FULLY, FINALLY AND FOREVER UNCONDITIONALLY AND IRREVOCABLY RELEASES, DISCHARGES AND WAIVES ANY AND ALL ACTIONS, CAUSES OF ACTION, CLAIMS, SUITS, PROCEEDINGS, COSTS OF SUIT, COUNTERCLAIMS, DEBTS, DEMANDS, JUDGMENTS, LIABILITIES, OBLIGATIONS AND ACTIONS FOR LEGAL FEES, WHETHER AT LAW, IN TORT, IN EQUITY OR UNDER ANY OTHER THEORY, KNOWN OR UNKNOWN, FORESEEABLE OR UNFORESEEABLE, ASSERTED OR UNASSERTED, MATURED OR UNMATURED, ACCRUED, EXISTING OR NOT, OF WHATEVER KIND OR NATURE, IN ANY JURISDICTION, INCLUDING IN ARBITRATION PROCEEDINGS OR ANY OTHER FORUM, WHICH HAVE ARISEN OR MAY ARISE AT ANY TIME IN THE FUTURE UNDER THE REGISTRATION RIGHTS AGREEMENT, THE EXCHANGE AGREEMENT OR THE HOLDINGS LLC AGREEMENT AGAINST THE COMPANY, THE SURVIVING CORPORATION, HOLDINGS, PARENT OR THEIR RESPECTIVE SUBSIDIARIES AND RELEASING REPRESENTATIVES; provided, however, that nothing contained herein shall operate to amend, modify or terminate any term or provision of (or to release any claims, liabilities or obligations that may arise under any such term or provision of) the Holdings LLC Agreement (as in effect as of the date of this Agreement): (i) that provides any director, officer, employee, agent or manager of Holdings (including the Managing Member (as defined in the Holdings LLC Agreement)), or any Person that was serving at the request of the Company or Holdings as a manager, officer, director, principal, member, employee or agent of any direct or indirect Subsidiary of Holdings, with rights of indemnification or reimbursement or advancement of expenses, including any term or provision set forth in Section 11.02 of the Holdings LLC Agreement (as in effect as of the date of this Agreement) to the extent applicable to any such Person; (ii) that provides the Company, any Series B Member or any of their respective Affiliates, Subsidiaries or Releasing Representatives with rights of exculpation and/or limitation of liability, including any term or provision set forth in any of Sections 4.02, 4.03, 5.04, 6.01(b) and 6.02 of the Holdings LLC Agreement; or (iii) that provides for the maintenance of capital accounts or the allocation of items of income, gain, loss, deduction or credit, including any term or provision set forth in Article 6 of the Holdings LLC Agreement (in the case of this clause (iii), solely with respect to any taxable period ending on or before the Closing Date, or any taxable period beginning before the Closing Date and ending after the Closing Date). The terms, provisions and obligations described in clauses (i), (ii) and (iii) of the proviso of the immediately preceding sentence shall be collectively referred to herein as the “Continuing Provisions”. The term “Releasing Representatives” means the Affiliates, agents, assigns, attorneys, directors, employees, officers, owners, parents, partners, representatives, members, shareholders, heirs, auditors, consultants, predecessors, divisions, managers, trustees and advisors (including past, present and future of any and all of the foregoing) of any Party or Person.

(b)        IN CONSIDERATION OF THE MUTUAL AGREEMENTS CONTAINED HEREIN, EFFECTIVE AS OF THE MERGER EFFECTIVE TIME, EACH OF THE COMPANY, THE MANAGING MEMBER, THE SURVIVING CORPORATION, HOLDINGS AND  PARENT,  ON BEHALF OF ITSELF AND ITS RESPECTIVE AFFILIATES  AND THEIR RESPECTIVE RELEASING REPRESENTATIVES (AS DEFINED BELOW), FULLY, FINALLY AND FOREVER UNCONDITIONALLY AND IRREVOCABLY RELEASES, DISCHARGES AND WAIVES ANY AND ALL ACTIONS, CAUSES OF ACTION, CLAIMS, SUITS, PROCEEDINGS, COSTS OF SUIT, COUNTERCLAIMS, DEBTS, DEMANDS, JUDGMENTS, LIABILITIES, OBLIGATIONS AND ACTIONS FOR LEGAL FEES, WHETHER AT LAW, IN TORT, IN EQUITY OR UNDER ANY OTHER THEORY, KNOWN OR UNKNOWN, FORESEEABLE OR UNFORESEEABLE, ASSERTED OR UNASSERTED, MATURED OR UNMATURED, ACCRUED, EXISTING OR NOT, OF WHATEVER KIND OR NATURE, IN ANY JURISDICTION, INCLUDING IN ARBITRATION PROCEEDINGS OR ANY OTHER FORUM, WHICH HAVE ARISEN OR MAY ARISE AT ANY TIME IN THE FUTURE UNDER THE REGISTRATION RIGHTS AGREEMENT, THE EXCHANGE AGREEMENT OR THE HOLDINGS LLC AGREEMENT AGAINST THE SERIES B MEMBERS AND THEIR RESPECTIVE AFFILIATES, INCLUDING WITHOUT LIMITATION ANY RIGHT TO RECOUP OR OFFSET ANY AMOUNTS WITH RESPECT TO AMOUNTS PREVIOUSLY ALLOCATED OR DISTRIBUTED PURSUANT TO THE  HOLDINGS LLC AGREEMENT OR TAX RECEIVABLE AGREEMENT.

(c)          Effective immediately following the Merger Effective Time, (i) the Company, the Surviving Corporation and Holdings shall have no further obligations or liabilities (other than obligations and/or liabilities under or with respect to the Continuing Provisions) to the Series B Members pursuant to or in respect of the Series B Units, the Class B Shares or the Existing Agreements (including any obligation to make tax distributions or other distributions or to make other payment under the Holdings LLC Agreement) and (ii) the Series B Members and their respective Affiliates shall have no further obligations or liabilities to the Company, the Managing Member, the Surviving Corporation, Holdings or Parent, or any of their respective Affiliates or Subsidiaries pursuant to or in respect of the Series B Units, the Class B Shares or the Existing Agreements (including any claims for payment or recoupment pursuant to the Tax Receivable Agreement or the Holdings LLC Agreement) and, notwithstanding anything to the contrary therein, the Surviving Corporation may amend, restate, supplement, modify or terminate the Existing Agreements in its sole discretion; provided, however, that the Continuing Provisions shall continue in full force and effect, and the Series B Members and their respective Releasing Representatives, shall continue to have the benefits thereof, notwithstanding any such amendment, restatement or termination.

4.          Waiver of Appraisal Rights. EACH SERIES B MEMBER, BY EXECUTING THIS AGREEMENT, HEREBY KNOWINGLY, VOLUNTARILY, UNCONDITIONALLY AND IRREVOCABLY WAIVES AND RELINQUISHES ANY AND ALL RIGHTS TO DEMAND OR RECEIVE AN APPRAISAL OF ANY CLASS B SHARES OR CLASS A SHARES HELD BY SUCH SERIES B MEMBER IN CONNECTION WITH THE MERGER UNDER DELAWARE LAW, INCLUDING ANY SUCH RIGHTS ARISING PURSUANT TO THE PROVISIONS OF THE GENERAL CORPORATION LAW OF THE STATE OF DELAWARE. SUCH SERIES B MEMBER FURTHER ACKNOWLEDGES AND UNDERSTANDS THAT BY EXECUTING THIS AGREEMENT, SUCH SERIES B MEMBER HEREBY REVOKES AND WITHDRAWS ANY DEMAND FOR APPRAISAL OF SUCH SHARES AND AGREES THAT THE FAIR VALUE OF SUCH SHARES IS NOT MORE THAN THE CONSIDERATION THAT WILL BE PAYABLE TO SUCH SERIES B MEMBER IN THE MERGER (AFTER GIVING EFFECT TO THE SPECIFIED EXCHANGE).

5.           Representations and Warranties of the Series B Members. Each Series B Member hereby represents and warrants to each other Party as follows:

(a)         Authority; Binding Nature. Such Series B Member has full limited liability company power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby to be consummated by such Series B Member. The execution and delivery of this Agreement by such Series B Member, the performance of such Series B Member’s obligations hereunder and the consummation by such Series B Member of the transactions contemplated hereby to be consummated by such Series B Member have been duly and validly authorized by all necessary limited liability company action on the part of such Series B Member. No other proceedings on the part of such Series B Member are necessary to approve this Agreement by such Series B Member or to consummate the transactions contemplated hereby to be consummated by such Series B Member. This Agreement has been duly and validly executed and delivered by such Series B Member and (assuming due authorization, execution and delivery by the other Parties) constitutes a valid and binding obligation of such Series B Member, enforceable against such Series B Member in accordance with its terms (except in all cases as such enforceability may be limited by the Bankruptcy and Equity Exception).

(b)         Ownership of Shares. As of the date hereof, such Series B Member owns beneficially and of record the number of  Series B Units and Class B Shares set forth opposite the name of such Series B Member on Exhibit A hereto free and clear of any proxy, voting or transfer restriction, adverse claim or other Lien (except for transfer restrictions imposed by the Company Certificate of Incorporation, the Exchange Agreement or the Holdings LLC Agreement and transfer restrictions of general applicability as may be provided under the Securities Act and state securities laws). Such Series B Member has the sole power to vote (or cause to be voted) such Class B Shares, the sole power to dispose of such Series B Units and Class B Shares and good, legal, and valid title to such Class B Shares and Series B Units. As of the date hereof, such Series B Member does not own, beneficially or of record, any securities of Holdings other than such Series B Units. Such Seller is an “accredited investor” within the meaning of Rule 501(a) of Regulation D promulgated under the Securities Act.  As of the date hereof, the Exchange Rate is 1 for 1.

(c)         No Conflicts. Neither the execution and delivery of this Agreement by such Series B Member, nor the performance by such Series B Member of its obligations under this Agreement, will (i) contravene, conflict with or constitute or result in a breach or violation of any provision of the organizational documents of such Series B Member, (ii) contravene, conflict with, violate or result in any violation under any Law applicable to such Series B Member or any of its properties or assets, (iii) result in the creation by such Series B Member of any Lien upon its Class B Shares or Series B Units, or (iv) with or without the lapse of time or the giving of notice or both, result in a breach or violation of or constitute a default under, permit any termination, cancellation, or modification (or right of termination, cancellation, or modification) or result in the creation or acceleration of any obligations of the Series B Member under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, permit, lease, agreement or other Contract or obligation to which such Series B Member is a party, or by which such Series B Member or any of its properties or assets may be bound or affected, except for, in the case of this clause (iv), any such breaches, violations, conflicts, losses, defaults, terminations, cancellations, modifications or accelerations that would not reasonably be expected to prevent the performance by such Series B Member of its obligations under this Agreement.

(d)          Absence of Litigation. As of the date hereof, there is no suit, action, investigation, claim or proceeding pending or, to such Series B Member’s knowledge, threatened against or involving or affecting, such Series B Member, its Class B Shares or Series B Units that would reasonably be expected to impair or interfere with the ability of such Series B Member to perform fully its obligations hereunder or to consummate on a timely basis and at the times contemplated hereby the transactions contemplated hereby to be consummated by such Series B Member.

(e)         Brokers. No broker, investment banker, financial advisor or other Person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission that is payable by the Company, Holdings, the Surviving Corporation, Parent or any of their respective Subsidiaries in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of such Series B Member (excluding, for the avoidance of doubt, any such broker, investment banker, financial advisor or other Person retained or engaged by the Company).

(f)          No Other Agreements.  Other than (i) this Agreement, (ii) that certain TRA Termination Agreement, dated as of the date hereof, by and among certain parties hereto and (iii) the Exchange Agreement, the Registration Rights Agreement,  the Holdings LLC Agreement and that certain Tax Receivable Agreement, dated as of February 13, 2013 (the agreements listed in this clause (ii), collectively, the “Existing Agreements”), no Series B Member or any of their respective Affiliates, Subsidiaries or Releasing Representatives are party to any contract or other legally binding agreement with the Company or any of its Subsidiaries.

6.           Representations and Warranties of Parent, the Company and Holdings. Parent, the Company and Holdings hereby represent and warrant, severally and not jointly, to each other Party as follows:

(a)         Authority; Binding Nature. Such Party has full organizational power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby to be consummated by such Party. The execution and delivery of this Agreement by such Party, the performance of such Party’s obligations hereunder and the consummation by such Party of the transactions contemplated hereby to be consummated by such Party have been duly and validly authorized by all necessary action on the part of such Party. No other proceedings on the part of such Party are necessary to approve this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by such Party and (assuming due authorization, execution and delivery by the other Parties) constitutes a valid and binding obligation of such Party, enforceable against such Party in accordance with its terms (except in all cases as such enforceability may be limited by the Bankruptcy and Equity Exception).

(b)         No Conflicts. Neither the execution and delivery of this Agreement by such Party, nor the performance by such Party of its obligations under this Agreement, will (i) violate any Law applicable to such Party or any of its properties or assets, or (ii) with or without the lapse of time or the giving of notice or both, result in a breach or violation of or constitute a default under, permit any termination, cancellation, or modification (or right of termination, cancellation, or modification) of or result in the creation or acceleration of any obligations of the Series B Member under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, permit, lease, agreement or other Contract or obligation to which such Party is a party, or by which such Party or its respective properties or assets may be bound or affected, except for, in the case of this clause (ii), any such breaches, violations, conflicts, losses, defaults, terminations, cancellations, modifications, payments or accelerations that would not reasonably be expected to prevent or interfere with the performance by such Party of its obligations under this Agreement.

(c)          Absence of Litigation. As of the date hereof, there is no suit, action, investigation, claim or proceeding pending or, to such Party’s knowledge, threatened against or involving or affecting, such Party that would reasonably be expected to impair the ability of such Party to perform fully its obligations hereunder or to consummate on a timely basis the transactions contemplated hereby to be consummated by such Party.

7.           Tax Matters.

(a)         The Parties agree to treat the Specified Exchange as (i) a taxable transaction for U.S. federal income Tax purposes (and state, local, and foreign income Tax purposes, where applicable) that is treated in the manner set forth in Revenue Ruling 99-6, 1999-1 C.B. 432 (Situation 1); and (ii) permitting an adjustment to the basis in Holdings’ assets under Section 1012 of the Code (or any corresponding or similar provision of state, local or foreign Tax Law).

(b)          The Parties agree that the Company (or its agent) will determine the allocation of (i) the fair market value of the Class A Shares received by the Series B Members in the Specified Exchange (based upon the dollar amount of the Merger Consideration), (ii) the amount of the Termination Payment, and (iii) any other amounts treated as consideration for U.S. federal income Tax purposes, among the assets of Holdings in accordance with Section 1060 of the Code (the “Allocation”), and will use its commercially reasonable efforts to deliver such Allocation to the Series B Members within ninety (90) days following the Closing Date.  Notwithstanding the foregoing, the Allocation must be prepared in a manner consistent with the residual method principles of Sections 1060 and 338 of the Code and the regulations promulgated thereunder as applied by (i) providing that no amount shall be specifically allocated to the covenants of the Series B Members set forth in this Agreement and (ii) treating an amount no greater than the GAAP book value of the assets of the Company as reflected in its audited financial statements immediately prior to the Exchange Effective Time as the fair market value of such assets for purposes of grouping the assets of the Company into the Class I through Class VI asset classes of Treasury Regulation Section 1.338-6, with all residual fair market value of the Company assigned to the Treasury Regulation Section 1.338-6 Class VII asset class of that Company.

(c)         Notwithstanding any amendment to the Holdings LLC Agreement, with respect to any IRS Form 1065 (and any similar or corresponding state or local Tax Return) of Holdings to be prepared for any taxable period ending on or before the Closing Date, or any taxable period beginning before the Closing Date and ending after the Closing Date, in either such case that are filed after the Closing Date:

(i)          Holdings shall, and Parent and the Company will cause Holdings to, deliver to each Series B Member as soon as practicable, but in any event within 180 days, after the end of the applicable Fiscal Year (as defined in the Holdings LLC Agreement as in effect as of the date hereof), a Schedule K-1 together with such additional information as may be required by such Series B Member in order to file its individual returns reflecting Holding’s operations; and

(ii)          each Series B Member shall furnish to Holdings all pertinent information in its possession relating to Holdings’ operations that is necessary to enable such Tax Returns to be timely prepared and filed.

(d)         The Parties agree to file all income Tax Returns (including IRS Form 8594 or any other applicable form) consistently with this Section 7.

(e)          The Parties shall reasonably cooperate, and shall cause their respective affiliates, officers, employees, agents and other representatives to reasonably cooperate in preparing and filing all Tax Returns and in resolving all disputes and audits with respect to Taxes.

(f)          No later than five (5) Business Days prior to the Closing Date, each Series B Member shall deliver to the Company a valid IRS Form W-9.

(g)          Each of Parent, Merger Sub, the Surviving Corporation, Holdings, the Company, the Paying Agent and their respective designees shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement such amounts as it reasonably determines are required to be deducted and withheld with respect to the making of such payment under the Code or any other applicable state, local or foreign Tax Law.  The Parties acknowledge and agree that no such deduction or withholding is required under any Tax Law currently in effect so long as each Series B Member delivers a valid IRS Form W-9 pursuant to Section 7(f).  To the extent that amounts are so deducted or withheld and timely remitted to the applicable Governmental Entity, such deducted or withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made by Parent, Merger Sub, the Surviving Corporation, Holdings, the Company, the Paying Agent or the designee of one of the foregoing, as the case may be. As soon as reasonably practicable prior to making any deduction or withholding pursuant to this Section 7(g), Parent, Merger Sub, the Surviving Corporation, Holdings or the Paying Agent, as the case may be, shall provide written notice to the Series B Members of any anticipated deduction or withholding (together with the legal basis therefor) and shall reasonably cooperate in good faith to seek to reduce or eliminate any amounts that would otherwise be deducted or withheld.

8.          Miscellaneous.

(a)         Term. This Agreement shall remain in full force and effect unless and until the Merger Agreement is terminated in accordance with its terms. In the event that the Merger Agreement is terminated in accordance with its terms, (i) this Agreement shall automatically and immediately terminate and be of no further force and effect, all without the need for any further action on the part of (or notice to) any Party or other Person and (ii) there shall be no liability or obligation hereunder on the part of any Party or any of their respective Affiliates, or any of their respective managers, directors, stockholders, members, partners, officers, employees, agents, consultants, accountants, attorneys, investment bankers, financial advisors, representatives, successors or assigns. None of the representations or warranties made by any Party in Section 6 or Section 7 hereof, as applicable, shall survive the termination of this Agreement.

(b)         Further Actions. Following the date hereof, the Parties shall take all actions and execute and deliver to each other and to any third parties (including the Company’s stock transfer agent) all such other documents, certificates and instruments as may be reasonably requested by a Party and reasonably necessary to give effect to the transactions contemplated hereby, including delivering all such documents, certificates and instruments and taking all such further actions as shall be necessary in order to cause the Specified Exchange to be effected at the Effective Time.

(c)         Amendments and Waivers. This Agreement may not be amended, supplemented or otherwise modified in any manner, whether by course of conduct or otherwise, except by an instrument in writing specifically designated as an amendment hereto, signed on behalf of each of the Parties. No failure on the part of any Party to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any Party in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. Any agreement on the part of a Party to any such waiver shall be valid only if set forth in a written instrument signed on behalf of such Party (and, with respect to any waiver by the Company or Holdings, also signed on behalf of Parent), but such waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

(d)         Counterparts. This Agreement may be executed in any number of counterparts (including by facsimile or by attachment to electronic mail in portable document format (PDF)), each such counterpart being deemed to be an original instrument, and all such counterparts, taken together, shall constitute one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Parties hereto.

(e)          Applicable Law; Jurisdiction; Waiver of Jury Trial. This Agreement, and any Action, dispute or other controversy arising out of or relating hereto shall be governed by, and construed in accordance with, the Laws of the State of Delaware, without regard to any applicable conflicts or choice of law principles thereof. Each of the Parties hereby irrevocably and unconditionally (1) consents to submit itself to the personal jurisdiction of the Court of Chancery of the State of Delaware or, if such court lacks subject matter jurisdiction, any federal court located in the State of Delaware in the event of any dispute arising out of or related to this Agreement or any of the transactions contemplated hereby, (2) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (3) agrees that it will not, and waives any right to, bring any Action relating to or arising out of this Agreement or any of the transactions contemplated hereby in any court other than the Court of Chancery of the State of Delaware or, if such court lacks subject matter jurisdiction, any federal court located in the State of Delaware, and (4) waives any objection that it may now or hereafter have to the venue of any such Action in the Court of Chancery of the State of Delaware or, if such court lacks subject matter jurisdiction, any federal court located in the State of Delaware or that such Action was brought in an inconvenient forum and agrees not to plead or claim the same. Each of the Parties hereby agrees that and consents to service of any process, summons, notice or document by U.S. registered mail to the respective addresses set forth in Section 9(g) shall be effective service of process for any Action in connection with this Agreement or the transactions contemplated hereby.

(f)          EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.  NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY.  EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY AND (iv) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9(f).

(g)         Notices. Notices, requests, instructions or other documents to be given under this Agreement shall be in writing and shall be deemed given, (i) when delivered, if delivered personally to the intended recipient, (ii) when sent by email (without any “bounceback” or other notice of nondelivery) and (iii) one (1) Business Day later, if sent by overnight delivery via a national courier service (providing proof of delivery), and in each case, addressed to a Party at the following address for such Party:

(i)	if to either Series B Member, to:

16221 Villarreal de Avila
Tampa, FL 33613
Attention: Michael W. Kosloske
Email: mwkosloske@gmail.com

With copies (which shall not constitute notice) to:

Morgan, Lewis & Bockius LLP
1701 Market Street
Philadelphia, PA 19103
Attention: Justin W. Chairman, Esquire
Email:justin.chairman@morganlewis.com

(ii)	if to the Company or Holdings, to:

Benefytt Technologies, Inc.
3450 Buschwood Park Drive
Suite 200
Tampa, Florida 33618
Attention: Erik Helding
Email: heldinge@bfyt.com

With a copy (which shall not constitute notice) to:

Weil, Gotshal & Manges LLP
767 Fifth Avenue
New York, NY 10153
Attention:	Michael J. Aiello
Eoghan P. Keenan
Fax:	(212) 310-8007
Email:	michael.aiello@weil.com eoghan.keenan@weil.com

(iii)	if to Parent, to:

c/o Madison Dearborn Partners, LLC
70 West Madison
Chicago, Illinois 60602
Attention:     Legal Department
Email:  legal@mdcp.com

With a copy (which shall not constitute notice) to:

Madison Dearborn Partners, LLC
70 West Madison
Chicago, Illinois 60602
Attention:  Legal Department
Email:	legal@mdcp.com

and

Kirkland & Ellis LLP
300 North LaSalle Street
Chicago, IL 60654
Attention:	Richard J. Campbell, P.C.
Adam T. Clifford
Email:	richard.campbell@kirkland.com
adam.clifford@kirkland.com

Kirkland & Ellis LLP
601 Lexington Avenue
New York, NY 10022  United States
Attention:  Sarkis Jebejian, P.C.
Email:	sarkis.jebejian@kirkland.com

(h)         Entire Agreement. This Agreement (including the documents and the instruments referred to herein) constitutes the entire agreement among the Parties, and supersedes all prior agreements, understandings, representations and warranties, both written and oral among the Parties, with respect to the subject matter hereof.  In the event of any conflict between any provision of this Agreement and any provisions of any of the Existing Agreements, the provisions of this Agreement shall control.

(i)          Assignment; Third Party Beneficiaries; Transferees. Neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned, directly or indirectly, in whole or in part (whether by operation of Law or otherwise) by any of the Parties without the prior written consent of the other Parties. Any purported assignment in contravention of this Section 9(i) shall be null and void ab initio. Subject to the preceding two sentences, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and permitted assigns. No assignment by any Party shall relieve such assigning Party of any of its obligations hereunder. This Agreement (including the documents and instruments referred to herein) is not intended to and does not confer upon any Person (other than the Parties) any rights or remedies hereunder, including the right to rely upon the representations and warranties set forth herein.

(j)         Severability. The provisions of this Agreement shall be deemed severable and in the event any court of competent jurisdiction or arbitral panel finds any provision hereof to be invalid or unenforceable, such invalidity or enforceability shall not affect the validity or enforceability of the other provisions hereof so long as the economic, risk allocation, limitation of liability or legal substance of the transaction contemplated by this Agreement is not affected in any manner materially adverse to any party. Whenever possible, each provision or portion of any provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Law, but if any provision or portion of any provision of this Agreement, or the application thereof to any Person or circumstance, is held to be invalid, illegal or unenforceable in any respect under any applicable Law in any jurisdiction, (i) a suitable and equitable provision negotiated in good faith by the Parties shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (ii) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not, subject to clause (i) above, be affected by such invalidity or unenforceability, except as a result of such substitution, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction, in each case, so long as the economic, risk allocation, limitation of liability or legal substance of the transaction contemplated by this Agreement is not affected in any manner materially adverse to any party.

(k)        Specific Performance. The Parties acknowledge and agree that irreparable damage would occur, and that the Parties would not have an adequate remedy at Law, if any of the obligations, undertakings, covenants or agreements of the Parties were not performed in accordance with their specific terms or if any provision hereof were otherwise breached or threatened to be breached. Accordingly, the Parties shall be entitled to an injunction or injunctions to prevent breaches or threatened breaches of this Agreement by the other Parties, and to enforce specifically the terms and provisions of this Agreement without the necessity of proving actual harm or damages or posting a bond or other security therefor, this being in addition to any other remedy to which such Party is entitled at law or in equity, and each Party agrees that it will not oppose the granting of an injunction, specific performance or other equitable relief on the basis that any other Party has an adequate remedy at law or that any award of specific performance or other equitable remedy is not an appropriate remedy for any reason at law or in equity and waives any requirement under any Law to post security or a bond or similar undertaking as a prerequisite to obtaining equitable relief.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

BENEFYTT TECHNOLOGIES, INC.

By:	/s/ Gavin Southwell
Name: Gavin Southwell
Title: President and Chief Executive Officer

HEALTH PLAN INTERMEDIARIES HOLDINGS, LLC

By:	/s/ Gavin Southwell
Name:	Gavin Southwell
Title:	Authorized Person

[Signature Page to Exchange Agreement]

HEALTH PLAN INTERMEDIARIES, LLC

By:	/s/ Michael Kosloske
Name: Michael Kosloske
Title: Authorized Person

HEALTH PLAN INTERMEDIARIES SUB, LLC

By:	/s/ Michael Kosloske
Name:	Michael Kosloske
Title:	Authorized Person

[Signature Page to Exchange Agreement]

DAYLIGHT BETA PARENT CORP.

By:	/s/ Vahe Dombalagian
Name:	Vahe Dombalagian
Title:	Managing Director

[Signature Page to Exchange Agreement]

Exhibit A

Series B Member	Number of Series B Membership Interests	Number of Class B Shares	Number of Class A Shares
Health Plan Intermediaries, LLC	680,701 (98.99%)	680,701	531,363

Health Plan Intermediaries Sub, LLC	6,966 (1.01%)	6,966	13,000